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                                                                    Exhibit h(8)

                               CitiFunds Trust II
                              388 Greenwich Street
                            New York, New York 10013

                              ---------- --, -----

Citi Fiduciary Trust Company
125 Broad Street
11th Floor
New York, New York 10004

         Re:      CitiFunds Trust II - Sub-Transfer Agency and Service Agreement

Ladies and Gentlemen:

         This letter serves as notice that Smith Barney Research Fund and Smith Barney Global Research Fund (collectively, the "Series"), are added to the list of series to which PFPC Global Fund Services ("PFPC") renders services as transfer agent pursuant to the terms of the Sub-Transfer Agency and Service
Agreement dated as of                  (the "Agreement") between Citi
Fiduciary Trust Company, as transfer agent to the Series and PFPC.

         Please sign below to acknowledge your receipt of this notice adding the Series as beneficiaries under the Agreement.


                                            CITIFUNDS TRUST II

                                            By: ____________________________

                                            Title: _________________________

Acknowledgment:

PFPC GLOBAL FUND SERVICES

By:     __________________________________

Title:  __________________________________